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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
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    WEBONE, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

    DOES HEREBY CERTIFY:

    FIRST: That a meeting of the Board of Directors of WEBONE, INC. resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

    RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

    FIRST: The name of the corporation is Integrated Interactive, Inc. (the "Corporation").

    SECOND: That thereafter, pursuant to a resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares are required by statute were voted in favor of the amendment.

    THIRD: That said amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, said WEBONE, INC. has caused this certificate to be signed by J. Marshall Coleman, its authorized officer, this 11th day of November, 1998.


                                   /s/ J. Marshall Coleman
                                   ------------------------------------
                                   J. Marshall Coleman
                                   Title: Chairman of the Board